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                                                                     EXHIBIT 5.2

                    [Letterhead of Allen & Overy, Amsterdam]

AEGON N.V.
AEGONplein 50
2501 CE The Hague
The Netherlands





Our Ref: AMCO:142880



Amsterdam, 25 June 2003



Dear Sirs,

AEGON Group, registration on Form F-3 under the United States Securities Act of 1933, as amended

You have requested us, the undersigned, as your legal counsel in respect of certain matters of Dutch law, to render an opinion in connection with the registration by AEGON N.V. (AEGON), AEGON Funding Corp., a Delaware corporation
(AFC), and AEGON Funding Corp. II, a Delaware corporation (AFC II), (each an Issuer) of:

     (i)   common shares of AEGON N.V (the Common Shares),
     (ii) debt securities, which, if issued by AFC or AFC II, will be guaranteed by AEGON (the Debt Securities),
     (iii) guarantees of AEGON,
     (iv)  warrants,
     (v)   purchase contracts and
     (vi)  units

(each a Security and, collectively, the Securities). The Securities are being registered under the Securities Act of 1933, as amended (the Securities Act), pursuant to a registration statement on Form F-3 (the Registration Statement). There will be registered under the Registration Statement such indeterminate number of Securities as shall have an aggregate offering price not to exceed US $5,000,000,000.

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In rendering this opinion, we have examined and relied upon the following documents:

(1) an excerpt of the registration of AEGON in the trade register of the Chamber of Commerce and Industry in The Hague (the Trade Register) confirmed by telephone to be correct as of the date hereof (the Excerpt);

(2) a copy of the deed of incorporation of AEGON dated 23rd May, 1969 (the Deed of Incorporation) and the articles of incorporation (statuten) of AEGON as, according to the Excerpt, deposited with the Trade Register as being in force on the date hereof (the Articles of Incorporation);

(3) a copy of the resolution of the Executive Board of AEGON adopted on 11 June 2003 to file a shelf registration with the United States Securities and Exchange Commission at a maximum total amount of US $5,000,000,000 (the Resolution);

(4)  a copy of the Registration Statement;

(5) a copy of the indenture dated 11 October 2001 (the Indenture) between AEGON, AFC, AFC II and Citibank, N.A. as Trustee, (the Trustee) filed as exhibit 4.5 to the Registration Statement; and

(6) the form of Guarantee to be endorsed on the Debt Securities as set out in the Indenture;

and such other documents and such treaties, laws, rules, regulations and the like as we have deemed necessary as a basis for the opinions hereafter expressed.

For the purpose of rendering the opinions expressed herein, we have assumed:

(i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies;

(ii) that the Deed of Incorporation is a valid notarial deed (authentieke akte), that the contents thereof are correct and complete, and that there were no defects in the incorporation (not appearing on the face of incorporation of the deed of incorporation) on the basis of which a court might dissolve AEGON;

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(iii)  that the Articles of Incorporation are the articles of incorporation of
       AEGON as in force on the date hereof. Although not constituting conclusive evidence thereof, our assumption is supported by the contents of the Excerpt;

(iv) that the Resolution correctly reflects the resolution made by the Executive Board of AEGON in respect of the filing of the shelf registration with the United States Securities and Exchange Commission, that such resolution has been made with due observance of the Articles of Incorporation and has not been and will not be amended, revoked or declared null and void by a competent court;

(v) that the Registration Statement has been signed on behalf of AEGON by any member of the Executive Board or by a person or persons duly authorised to represent AEGON for such purpose under a valid power of attorney;

(vi) that (a) each party to the Indenture other than AEGON has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Indenture, and that (b) the Indenture has been duly authorised, executed and delivered by or on behalf of the parties thereto other than AEGON;

(vii) that the Indenture and the Securities (other than the Common Shares) are or will be expressed to be governed by the laws of the State of New York and constitute or will constitute the legal, valid and binding obligations of the parties thereto, enforceable against those parties in accordance with their terms, under the law of the State of New York law and under the laws of any other relevant jurisdiction (other than the Netherlands);

(viii) that the Indenture has not been amended, supplemented, terminated, rescinded or declared null and void by a court;

(ix) that the Securities, and if the Securities are convertible, exchangeable or exercisable, into other securities, the other securities issuable upon conversion, exchange or exercise, at the time of issuance thereof will have been duly authorised, where required, and validly issued and delivered in accordance with the Articles of Incorporation in effect at the time of authorisation;

(x) that the nominal amount and any share premium agreed upon at any time of the Common Shares issued as Securities or issuable upon conversion, exchange or

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       exercise of the Securities convertible, exchangeable, or exercisable into
       Common Shares have or will have been duly paid-up at the time of issuance thereof;

(xi) that the Common Shares will be admitted to listing at Euronext Amsterdam N.V.;

(xii) that the Securities issued by AEGON will be offered in accordance with the provisions of the Securities Transaction Supervision Act 1995 (Wet toezicht effectenverkeer 1995).

Based upon the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are at the date hereof of the opinion that:

A.     Corporate Status
       AEGON is validly existing as a naamloze vennootschap (a public company with limited liability) under the laws of the Netherlands.

B.     Corporate Power
       AEGON has the corporate power to execute and deliver the Indenture, to offer, execute and issue the Securities and to perform its obligations under the Indenture and the Securities.

C.     Due Authorisation and Execution
(1) The filing of the shelf registration with the United States Securities and Exchange Commission has been duly authorised by all requisite corporate action on the part of, and has been duly executed by AEGON. The Indenture has been duly executed by AEGON.

(2) When the Securities (other than the Common Shares), if issued by AEGON, have been signed on behalf of AEGON by any member of the Executive Board or by a person duly authorised to represent AEGON for such purpose under a valid power of attorney issued and authenticated, issued and delivered in accordance with their terms, will have been duly executed by AEGON. When issued, the Common Shares will be fully paid and non-assessable.

D.     Choice of Law
       The choice of the law of the State of New York as the law governing the Indenture and the Securities (other than the Common Shares) is valid and binding under the laws of the

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       Netherlands, except (i) to the extent that any term of the Indenture or the Securities (other than the Common Shares) or any provision of the laws of the State of New York law applicable thereto is manifestly incompatible with the public policy (ordre public) of the Netherlands,
       (ii) that mandatory rules of Dutch corporate law apply to any issue of Securities if the Securities are convertible, exchangeable or exercisable into Common Shares, and except (iii) that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction, those rules must be applied, whatever the chosen law.

E.     Enforceability of Foreign Judgements
       In the absence of an applicable treaty between the United States and the Netherlands, a judgement rendered by a United States court will not be enforced by the courts of the Netherlands. In order to obtain a judgement which is enforceable in the Netherlands the claim must be relitigated before a competent Dutch court. A judgement rendered by a United States court will, under current practice, be recognised by a Dutch court if (i) that judgement results from proceedings compatible with Dutch concepts of due process and (ii) that judgement does not contravene public policy (ordre public) of the Netherlands and (iii) the foreign court has found itself competent on grounds which are internationally accepted. If the judgement is recognised by a Dutch court, that court will generally grant the same judgement without relitigation on the merits.

This opinion is subject to the following qualifications:

(a) The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio Pauliana), reorganisation, moratorium (surseance van betaling) and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors' rights.

(b) The enforcement in the Netherlands of the rights under the Indenture and the Securities (other than the Common Shares) and foreign judgements will be subject to the rules of civil procedure as applied by the Dutch courts. Specific performance may not always be available under Dutch law.

(c) Under the laws of the Netherlands each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by AEGON will terminate by force of

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       law, and without notice, upon bankruptcy of AEGON and will cease to have effect upon AEGON having been granted a suspension of payments (surseance van betaling). To the extent that the appointment by AEGON of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would also apply.

(d) It is uncertain under Dutch conflicts of law rules whether the transfer of title to or ownership of any Securities in bearer form would be governed by the chosen law, the law of the country in which the relevant Securities are situated or the law governing the contract between the transferor and the transferee. To the extent that Dutch law would apply to the transfer of title to or ownership of any Securities in bearer form, title shall pass by delivery pursuant to a valid agreement by a transferor who has power to pass title to the relevant Securities.

(e) If a facsimile signature will be used for the Securities (other than the Common Shares), each signatory should approve such use of his or her signature and evidence of such approval may be required for the enforcement of the Securities in the Netherlands. If any of the Securities (other than the Common Shares) were executed by attaching thereto the facsimile signature of any person who no longer holds office at the date of actual issuance of such Securities, it may be necessary for the enforcement of rights under such Securities in the Netherlands that the holder thereof presents both the Securities and evidence of approval by the signatory.

We express no opinion on any law other than the law of the Netherlands (unpublished case law not included) as it currently stands. We express no opinion on any laws of the European Union (insofar as not implemented in the Netherlands in statutes or other regulations of general application) or on any anti-trust laws. We express no opinion in respect of any matter of taxation.

In this opinion Dutch legal concepts are expressed and described in English terms and not in their original Dutch terms. These concepts may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. This opinion may only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by and construed in accordance with Dutch law and be brought before a Dutch court.

This opinion is strictly limited to the matters stated herein and should not be read as extending by implication to any other matters not specifically referred to herein. Nothing in this opinion

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should be taken as expressing an opinion in respect of any representations or warranties or other information contained in the Indenture or any other document examined in connection with this opinion except as expressly confirmed herein.

This opinion is addressed to you and may only be relied upon by you, and may not be relied upon by, or (except as required by applicable law) be transmitted to or filed with any other person, firm, company or institution without our prior written consent.

We know that we are referred to under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit 5.2 thereto. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

Yours faithfully,





Allen & Overy

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